UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2007

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Aon Corporation (the “Company”) in a Form 8-K it filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2007, David P. Bolger, Executive Vice President - Chief Financial Officer of the Company, will be leaving the Company.  The Company announced in a Form 8-K it filed with the SEC on October 3, 2007 that Christa Davies is joining the Company as Executive Vice President, Global Finance, effective November 12, 2007 and will be appointed Chief Financial Officer of the Company effective March 1, 2008.

In connection with this transition, the Company entered into a Transition Agreement with Mr. Bolger (the “Transition Agreement”) on October 12, 2007 (the “Effective Date”).  The terms of the Transition Agreement include: (1) Mr. Bolger will continue as Executive Vice President - Chief Financial Officer through the earlier of June 30, 2008 or a date determined or agreed to by the Company (the “Initial Period”), and (2) Mr. Bolger shall remain a senior-level employee of the Company from the Effective Date through December 31, 2009 (the “Continuation Period”) to facilitate the effective transition of his duties and to provide transition services and other assistance to the Company.

The Transition Agreement also provides that during the Continuation Period Mr. Bolger may engage in outside activities provided that they do not significantly interfere with his duties under the Transition Agreement or violate the confidentiality, non-competition or non-solicitation provisions of his Employment Agreement, dated January 1, 2003 (“Employment Agreement”).  These restrictive covenants in his Employment Agreement remain in effect during the Continuation Period.

In addition, Mr. Bolger will continue during the Continuation Period to: (1) receive his base salary at a rate no less than his salary in effect as of the Effective Date, (2) remain eligible to participate in the welfare benefit plans of the Company on the same terms offered generally to Company executives, and (3) remain a participant in the qualified and non-qualified retirement plans of the Company in which he participates as of the Effective Date.

Mr. Bolger will be paid a bonus for his performance in 2007 (“2007 Bonus”) of no less than $1,000,000, payable fully in cash, with the exact amount as determined by the Organization and Compensation Committee of the Company’s Board of Directors (the “Committee”), based on the achievement of Company-wide financial objectives for 2007 and Mr. Bolger’s performance of his duties during 2007.  The Transition Agreement provides that Mr. Bolger may be paid a bonus for his performance in 2008 (“2008 Bonus”), payable fully in cash, at the discretion of the Committee.  The target amount of the 2008 Bonus (the “2008 Target Amount”) shall be equal to the number of months Mr. Bolger holds the title of Chief Financial Officer of the Company in 2008 multiplied by $112,500; however, the Transition Agreement does not restrict the Company from awarding a 2008 Bonus greater than that 2008 Target Amount.  The Committee may determine the exact amount of the 2008 Bonus based on the achievement of Company-wide financial objectives for 2008 and Mr. Bolger’s performance of his duties under the Transition Agreement.  The 2007 Bonus and any 2008 Bonus shall be paid at the same time annual bonuses are generally paid to other executives of the Company.

The Transition Agreement contains provisions that provide for the following upon a “Change in Control” (as defined in the Transition Agreement) during the Continuation Period: (1) the following will immediately become fully vested, either (a) Mr. Bolger’s outstanding equity based awards that would otherwise vest on December 31, 2009 due to the applicable vesting schedule or if Mr. Bolger was involuntarily terminated (other than for cause) as of December 31, 2009, or (b), if the “Change in Control” occurs during the Initial Period, all of Mr. Bolger’s outstanding equity-based awards, and (2) to the extent any cash payment for Mr. Bolger’s salary, 2007 Bonus, any 2008 Bonus or the deferred compensation payments and supplemental pension benefits described in the preceding paragraph, have not been paid to Mr. Bolger, then pursuant to the terms of the Transition Agreement they shall be paid in a lump-sum on the date of the “Change in Control.” The terms of the Severance Agreement dated as of February 8, 2005 between Mr. Bolger and the Company, that provided Mr. Bolger with certain financial protections in the event of a termination of his employment linked to a change in control of the Company, is terminated as of the Effective Date, except for the tax gross-up obligations of the Company with respect to severance payments paid to Mr. Bolger, which shall continue to be in effect.

The payments and benefits to Mr. Bolger under the Transition Agreement are subject to his executing and not revoking a release of claims shortly after July 1, 2008.  The Transition Agreement also contains indemnification provisions, including the advance to Mr. Bolger of related expenses, according to which the Company will indemnify Mr. Bolger if he is threatened to be made a party to any action, suit or proceeding pursuant to his capacity as a director, officer or employee of the Company.  The Company has agreed to maintain a directors and officers liability insurance policy covering Mr. Bolger to the extent it provides such coverage to its other executive officers or directors.

If Mr. Bolger’s employment under the Transition Agreement is terminated due to: (1) his death, his beneficiaries shall be entitled to the compensation and benefits he would be provided under the Transition Agreement, excluding welfare benefits, (2) his illness, injury or other disability or the Company’s breach of the Transition Agreement, he shall be entitled to the compensation and benefits provided to him under the Transition Agreement to the extent not yet then provided, or (3) the Governance and Nominating Committee of the Company’s Board of Directors determines that he has breached and not cured his breach of the Transition Agreement, all of the Company’s obligations under the Transition Agreement immediately terminate, except for certain continuing rights of Mr. Bolger to his account balance under the Company’s deferred compensation plan and supplemental pension benefits.

The description of the Transition Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a) - (c)   Not applicable.

(d)           Exhibits:

Exhibit Number	Description of Exhibit
10.1	Transition Agreement, effective as of October 12, 2007, between the Company and David P. Bolger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ D. Cameron Findlay
D. Cameron Findlay
Executive Vice President and General Counsel

Date: October 12, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Transition Agreement, effective as of October 12, 2007, between the Company and David P. Bolger.